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Exhibit 99 - D(iii)


                       Deutsche Investors Portfolios Trust

                             SUB-ADVISORY AGREEMENT

     Agreement made as of May 7, 2001 by and among Investment Company Capital Corp., a Maryland corporation (the "Investment Advisor"), DWS International Portfolio Management GmbH, a company organized under the laws of the Federal Republic of Germany (hereinafter called the "DWS Sub-Advisor"), and Deutsche Asset Management Inc., a Delaware corporation (hereinafter called the " DAMI Sub -Advisor").

                              W I T N E S S E T H:

         WHEREAS, the Investment Advisor has entered into an Investment Management Agreement dated as of May 7, 2001 (the "Investment Advisory Agreement") with the Deutsche Investors Portfolios Trust (formerly Flag Investors Portfolios Trust), an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act") and organized as a trust under the laws of the State of New York (the "Trust") on behalf of its six non-diversified sub-trusts named herein (each such sub-trust, together with each sub-trust hereafter established by the Trustees of the Trust and made subject to this Agreement in accordance with Section 11 hereof, individually a "Portfolio" and, collectively, the "Portfolios"), pursuant to which the Investment Advisor will act as investment advisor to the sub-trusts named in the Investment Advisory Agreement;

         WHEREAS, the Investment Advisory Agreement contemplates that the Investment Advisor may appoint a sub-advisor to perform certain services relating to the management of the investment operations of the sub-trusts of the Trust, and each of the DWS Sub-Advisor, and the DAMI Sub-Advisor is willing to render such investment advisory services to the respective Portfolios designated herein; and

         WHEREAS, each of the DWS Sub-Advisor and the DAMI Sub-Advisor is registered as an investment advisor under the Investment Advisers Act of 1940.

         NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. The Investment Advisor hereby appoints (a) the DWS Sub-Advisor to act as sub-advisor to the Portfolios set forth under its name on Schedule A and
(b) the DAMI Sub-Advisor to act as sub-advisor to the Portfolio set forth under its name on Schedule A and, in each case for the period and on the terms set forth in this Agreement. Each of the DWS Sub-Advisor and the DAMI Sub-Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. In this Agreement, the term "Sub-Advisor" shall

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hereinafter refer to the DWS Sub-Advisor, with respect to the Portfolios for which it is appointed to act as sub-advisor under this Section 1, and the DAMI Sub-Advisor, with respect to the Portfolio for which it is appointed to act as sub-advisor under this Section 1.
         2. Subject to the general supervision of the Trustees of the Trust and the Investment Advisor, the Sub-Advisor shall manage the investment operations of each Portfolio and the composition of each Portfolio's holdings of securities and other investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with such Portfolio's investment objective and policies as stated in the Registration Statement (as defined in paragraph 3(d) of this Agreement) and subject to the following understandings:

         (a) The Sub-Advisor, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust and By-Laws of the Trust and the Registration Statement and with the instructions and directions of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

         (b) the Sub-Advisor shall use the same skill and care in the management of each Portfolio's investments as it uses in the administration of other accounts for which it has investment responsibility as agent;

         (c) the Sub-Advisor shall determine the securities or other investments to be purchased, sold or lent by the Portfolio and as agent for each Portfolio will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, including a broker affiliated with the Sub-Advisor; in placing orders with brokers and/or dealers the Sub-Advisor intends to seek best price and execution for purchases and sales; the Sub-Advisor shall also determine whether or not a Portfolio shall enter into repurchase or reverse repurchase agreements;

         On occasions when the Sub-Advisor deems the purchase or sale of a security or other investment to be in the best interest of a Portfolio as well as other customers of the Sub-Advisor, the Sub-Advisor may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased on behalf of such Portfolio and such other customer of the Sub-Advisor in order to obtain best execution, including lower brokerage commissions, if applicable. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to a Portfolio;

         (d) the Sub-Advisor shall maintain a set of books and records with respect to each Portfolio's securities transactions as required by the Advisers Act and other applicable laws and regulations and shall render to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request; and

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         (e)    the services of the Sub-Advisor to the Trust under this
            Agreement are not to be deemed exclusive, and the Sub-Advisor shall be free to render similar services to others.

       Notwithstanding the foregoing, the Sub-Advisor is not authorized, and shall not be deemed to have assumed any duties under this Agreement, to make any business, operational or management decisions on behalf of the Trust or any Portfolio other than with respect to the investment operations and composition of a Portfolio's holdings of securities and other investments as set forth herein.

         3. The Investment Advisor has delivered copies of each of the following documents to the Sub-Advisor and will promptly notify and deliver to it all future amendments and supplements, if any:

         (a) Declaration of Trust of the Trust (such Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Declaration of Trust");

         (b) By-laws of the Trust (such By-laws, as presently in effect and as amended from time to time, are herein called the "By-laws");

         (c) Certified resolutions of the Trustees of the Trust authorizing the appointment of the Adviser and approving the form of this Agreement;

         (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act, its Registration Statement on Form N-1A under the 1940 Act (No. 811-8375) and the Registration Statement on Form N-1A of Deutsche Funds, Inc. (No. 333-27709) under the Securities Act of 1933, as amended, and the 1940 Act, as filed with the Securities and Exchange Commission (the "Commission") on May 23, 1997, including all amendments thereto (together with the Registration Statement of the Trust, the "Registration Statement").

         4. The Sub-Advisor shall keep the books and records required to be maintained by it pursuant to paragraph 2(e) of this Agreement. The Sub-Advisor agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust or to the Investment Advisor upon request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Portfolios by Rule 31a-2 of the Commission under the 1940 Act.

         5. During the term of this Agreement, the Sub-Advisor will pay all expenses, including personnel costs and overhead, incurred by it in connection with its activities under this

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Agreement, other than the cost of securities and investments purchased or sold for the Portfolios (including taxes and brokerage commissions, if any) and extraordinary expenses.

         6. The Investment Advisor shall continue to have responsibility for all services to be provided to the Portfolios pursuant to the Investment Advisory Agreement and shall oversee and review the Sub-Advisor's performance of its duties under this Agreement.

         7. For the services provided and the expenses borne pursuant to this Agreement, the Investment Advisor will pay to the Sub-Advisor, as full compensation therefor a fee, calculated daily and payable monthly in arrears, at an annual rate equal to the percentage of the average daily net assets of each Portfolio specified in Schedule A hereto.

         Subject to the provisions of this Agreement, the duties of each Sub-Advisor, the portion of Portfolio assets that such Sub-Advisor shall manage and the fees to be paid such Sub-Advisor by the Investment Advisor under and pursuant to this Agreement may be adjusted from time to time by the Investment Advisor with and upon the approval of such Sub-Advisor and the members of the Trust's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement.

         8. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Advisor, the Trust or any Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         9. This Agreement shall continue in effect until the date two years after the date of its execution and shall continue in effect from year to year thereafter with respect to each Portfolio if such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Trust in its entirety or with respect to any Portfolio, at any time, without the payment of any penalty, (a) by the Investment Advisor or (b) by the Trust, by vote of a majority of all the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust or such Portfolio, as the case may be, in each case on 60 days' written notice to the Sub-Advisor, or by the Sub-Advisor with respect to its respective Portfolios, at any time, without the payment of any penalty, on 60 days' written notice to the Investment Advisor and to the Trust. This Agreement will automatically and immediately terminate in the event of its "assignment" (as defined in the 1940 Act) or upon termination of the Investment Advisory Agreement.

         10. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust and the Investment Advisor from time to time, have no authority to act for or represent

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the Trust or any Portfolio in any way or otherwise be deemed an agent of the
Trust or any Portfolio.

         11. This Agreement may be amended by the mutual consent of the parties. Any such amendment shall also require the consent of the Trust, which must be approved (a) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Trust or, in the case of any such amendment affecting only one or several Portfolios, a majority of the outstanding voting securities of each such Portfolio. In the event that the Trustees of the Trust establish one or more additional sub-trusts with respect to which they retain the Investment Advisor to act as investment advisor, the Investment Advisor and the DWS Sub-Advisor or the DAMI Sub-Advisor, as the case may be, may amend Schedule A hereto to add each such sub-trust and specify the fee payable to such Sub-Advisor in respect thereof, in which event such sub-trust shall become subject to the provisions of this Agreement and be deemed a "Portfolio" hereunder to the same extent as the existing Portfolios, except to the extent that such provisions may be modified with respect to any additional Portfolio in writing by the Investment Advisor and such Sub-Advisor at the time of the addition of the Portfolio.

         12. Notices of any kind to be given hereunder shall be in writing and shall be duly given if mailed or delivered as follows: (a) to the DWS Sub-Advisor at Grueneburgweg 113-115, Frankfurt am Main 60323, Germany,
Attention: President, with a copy to the Investment Advisor; (b) to the DAMI Sub-Advisor at 885 Third Avenue, New York, New York 10022, Attention: President and Managing Director, with a copy to the Investment Advisor; (c) to the Investment Advisor at One South Street, Baltimore, Maryland 21202, Attention:
President; (d) to the Trust at Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, BWI; or (e) at such other address or to such other individual as any of the foregoing shall designate by notice to the others.

         13. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date set forth above.

                                           INVESTMENT COMPANY CAPITAL CORP.

                                       By: /s/Richard T. Hale
                                           ------------------
                                           Richard T. Hale

                                       By: /s/Edward J. Veilleux
                                           ---------------------
                                           Edward J. Veilleux

                                           DWS INTERNATIONAL PORTFOLIO
                                           MANAGEMENT GmbH

                                       By: /s/Naumann Holger
                                           -----------------
                                           Naumann Holger

                                       By: /s/Udo Behrenwaldt
                                           ------------------
                                           Udo Behrenwaldt

                                           DEUTSCHE ASSET MANAGEMENT INC.

                                       By: /s/William G. Butterly III
                                           --------------------------

                                       By: _____________________________


Acknowledged and Confirmed.

DEUTSCHE INVESTORS PORTFOLIOS TRUST


By:  /s/Amy M. Olmert
     ----------------
     Amy M. Olmert

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                                                                     Schedule A

          Portfolio                       Fee
          ----------------------------------------------------------
                                          (annualized % of average
                                          daily net assets)

         DWS ADVISER
         Top 50 World Portfolio           0.75%
         Top 50 Europe Portfolio          0.75%
         Top 50 Asia Portfolio            0.75%
         European Mid-Cap Portfolio       0.60%
         Japanese Equity Portfolio        0.60%


         DAMI ADVISER
         Top 50 US Portfolio              0.60%


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